EXHIBIT 99.1

LHC Group Announces Second Quarter 2010 Results

Highlights:

  Net service revenue for the second quarter of 2010 increased 16% to $154.2 million as compared with the second quarter of 2009;
  Diluted earnings per share for the second quarter of 2010 increased 19% to $0.68 as compared with the second quarter of 2009; and
  Total new admissions for the second quarter of 2010 increased 14% as compared with the second quarter of 2009.

LAFAYETTE, La., Aug. 4, 2010 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health and hospice services, announced today its financial results for the three and six months ended June 30, 2010.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2010 increased 16.0% to $154.2 million compared with $133.0 million for the same period in 2009.
  Days sales outstanding, or DSO, remained consistent at 45 days for the period ending June 30, 2010.
  Net income attributable to LHC Group for the second quarter of 2010 totaled $12.4 million, an increase of 20.8%, compared with net income of $10.3 million for the same period in 2009.
  Diluted earnings per share was $0.68 for the second quarter of 2010, an increase of 19.3%, compared with diluted EPS of $0.57 for the same period in 2009.

In commenting on the results, Keith G. Myers, President and Chief Executive Officer of LHC Group, said, "We are extremely pleased with our operating results in the first half of 2010. We have made significant investments in people and infrastructure over the past few years, and as a result, we are well prepared for the challenges and opportunities we face this year as well as those that lie ahead in years to come. We are committed to excellence in the areas of quality, ethics, and patient satisfaction, which build long-term value and matter most to the patients, families, and communities we serve, as well as to payors and referral sources."

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2010, increased 16.6% to $299.9 million compared with $257.2 million for the same period in 2009.
  Net income attributable to LHC Group for the six months ended June 30, 2010, totaled $24.0 million, an increase of 12.5%, compared with net income of $21.3 million for the same period in 2009.
  Diluted earnings per share was $1.32 for the six months ended June 30, 2010, an increase of 10.9%, compared with diluted EPS of $1.19 for the same period in 2009.

Guidance

The Company is reaffirming its full year 2010 guidance issued on April 28, 2010, for net service revenue of $615 million to $625 million and fully diluted earnings per share of $2.75 to $2.85. This guidance does not take into account the impact of any future acquisitions, if made, or de novo locations, if opened.  This guidance also does not include any future legal or other expenses associated with responding to the Securities and Exchange Commission or Senate Finance Committee inquiries.

Conference Call

LHC Group will host a conference call on Thursday, August 5, 2010, at 11:00 a.m. Eastern time. The toll-free number to call for this interactive teleconference is (800) 677-1840 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, August 12, 2010, by dialing (800) 642-1687 (international callers should call 706-645-9291) and entering confirmation number 82942907.

A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.lhcgroup.com or at www.opencompany.info. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. (www.LHCGroup.com) is a national provider of home health and hospice services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence.  LHC Group provides a comprehensive array of post-acute healthcare services through home health and hospice locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	June 30, 2010	Dec. 31, 2009
ASSETS

Current assets:
Cash	$ 1,274	$ 394
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $9,264 and $8,262, respectively	75,962	73,651
Other receivables	2,361	3,850
Amounts due from governmental entities	--	1,184
Total receivables, net	78,323	78,685
Deferred income taxes	5,865	4,370
Prepaid income taxes	4,528	3,131
Prepaid expenses and other current assets	8,073	8,798
Total current assets	98,063	95,378
Property, building and equipment, net of accumulated depreciation of $11,701 and $15,031, respectively	24,219	21,361
Goodwill	149,546	139,474
Intangible assets, net	50,601	46,851
Other assets	8,769	3,169
Total assets	$ 331,198	$ 306,233

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$ 21,100	$ 20,873
Salaries, wages and benefits payable	25,707	22,521
Amounts due to governmental entities	3,208	3,208
Current portion of long-term debt	416	387
Total current liabilities	50,431	46,989
Deferred income taxes	14,160	12,475
Revolving credit facility	--	5,723
Long-term debt, less current portion	3,928	4,096
Other long-term obligations	1,550	1,567
Total liabilities	70,069	70,850
Noncontrolling interest- redeemable	13,683	13,823
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,121,802 and 20,967,418 shares issued and 18,119,529 and 17,990,685 shares outstanding, respectively	181	179
Treasury stock – 3,002,273 and 2,976,733 shares at cost, respectively	(4,297)	(3,513)
Additional paid-in capital	88,210	86,310
Retained earnings	162,254	138,196
Total LHC Group, Inc. stockholders' equity	246,348	221,172
Noncontrolling interest- non-redeemable	1,098	388
Total equity	247,446	221,560
Total liabilities and equity	$ 331,198	$ 306,233

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net service revenue	$ 154,235	$ 132,953	$ 299,915	$ 257,215
Cost of service revenue	79,482	66,954	154,125	128,979
Gross margin	74,753	65,999	145,790	128,236
Provision for bad debts	1,541	1,853	3,601	3,035
General and administrative expenses	49,545	43,547	95,175	82,226
Operating income	23,667	20,599	47,014	42,975
Interest expense	(25)	(39)	(50)	(98)
Non-operating income (loss)	593	84	622	(376)
Income from continuing operations before income taxes and noncontrolling interest	24,235	20,644	47,586	42,501
Income tax expense	7,975	6,385	15,484	13,145
Income from continuing operations	16,260	14,259	32,102	29,356
Income (loss) from discontinued operations, net of income tax expense (benefit) of $4, $(20), $4 and $(41), respectively	6	(31)	6	(65)
Net income	16,266	14,228	32,108	29,291
Less net income attributable to noncontrolling interest	3,873	3,966	8,091	7,948
Net income attributable to LHC Group, Inc.	12,393	10,262	24,017	21,343
Redeemable noncontrolling interest	--	20	41	49
Net income attributable to LHC Group, Inc.'s common stockholders	$ 12,393	$ 10,282	$ 24,058	$ 21,392

Earnings per share – basic:
Income from continuing operations attributable to LHC Group, Inc.	$ 0.68	$ 0.57	$ 1.33	$ 1.19
Loss from discontinued operations attributable to LHC Group, Inc.	--	--	--	--
Net income attributable to LHC Group, Inc.	0.68	0.57	1.33	1.19
Redeemable noncontrolling interest	--	--	--	--
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.68	$ 0.57	$ 1.33	$ 1.19

Earnings per share – diluted:
Income from continuing operations attributable to LHC Group, Inc.	$ 0.68	$ 0.57	$ 1.32	$ 1.19
Loss from discontinued operations attributable to LHC Group, Inc.	--	--	--	--
Net income attributable to LHC Group, Inc.	0.68	0.57	1.32	1.19
Redeemable noncontrolling interest	--	--	--	--
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.68	$ 0.57	$ 1.32	$ 1.19

Weighted average shares outstanding:
Basic	18,118,197	17,959,823	18,080,077	17,942,119
Diluted	18,236,380	18,030,373	18,200,066	17,992,331

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six Months Ended June 30,
	2010	2009
Operating activities
Net income	$ 32,108	$ 29,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,377	2,286
Provision for bad debts	3,601	3,035
Stock-based compensation expense	1,859	1,101
Deferred income taxes	190	1,256
Loss on impairment of intangible assets	--	543
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(5,206)	(8,605)
Prepaid expenses and other assets	2,650	(5,057)
Prepaid income taxes	(1,398)	(10,683)
Accounts payable and accrued expenses	4,265	7,836
Net cash provided by operating activities	41,446	21,003

Investing activities
Purchases of property, building, and equipment	(5,713)	(3,741)
Cash paid for acquisitions, primarily goodwill, intangible assets and advance payment on acquisitions	(20,215)	(12,176)
Net cash used in investing activities	(25,928)	(15,917)

Financing activities
Proceeds from line of credit	9,023	18,134
Payments on line of credit	(14,745)	(18,134)
Payment of deferred financing fees	--	(260)
Principal payments on debt	(171)	(240)
Payments on capital leases	(14)	(65)
Excess tax benefits from vesting of restricted stock	632	95
Proceeds from employee stock purchase plan	374	275
Purchase of additional controlling interest	(1,914)	--
Noncontrolling interest distributions	(7,823)	(7,179)
Net cash used in financing activities	(14,638)	(7,374)
Change in cash	880	(2,288)
Cash at beginning of period	394	3,511
Cash at end of period	$ 1,274	$ 1,223

Supplemental disclosures of cash flow information
Interest paid	$ 50	$ 98
Income taxes paid	$ 16,137	$ 26,040

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended June 30, 2010			Six Months Ended June 30, 2010
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$ 136,554	$ 17,681	$ 154,235	$ 265,232	$ 34,683	$ 299,915
Cost of service revenue	69,501	9,981	79,482	134,123	20,002	154,125
Provision for bad debts	1,337	204	1,541	3,292	309	3,601
General and administrative expenses	45,341	4,204	49,545	86,834	8,341	95,175
Operating income	20,375	3,292	23,667	40,983	6,031	47,014
Interest expense	(22)	(3)	(25)	(45)	(5)	(50)
Non-operating income (loss)	583	10	593	625	(3)	622
Income from continuing operations before income taxes and noncontrolling interest	20,936	3,299	24,235	41,563	6,023	47,586
Income tax expense	7,221	754	7,975	13,979	1,505	15,484
Income from continuing operations	13,715	2,545	16,260	27,584	4,518	32,102
Noncontrolling interest	3,417	456	3,873	7,184	907	8,091
Gain from discontinued operations	--	6	6	--	6	6
Net income attributable to LHC Group, Inc.	$ 10,298	$ 2,095	$ 12,393	$ 20,400	$ 3,617	$ 24,017

Total assets	$ 296,462	$ 34,736	$ 331,198	$ 296,462	$ 34,736	$ 331,198

	Three Months Ended June 30, 2009			Six Months Ended June 30, 2009
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$ 118,343	$ 14,610	$ 132,953	$ 227,691	$ 29,524	$ 257,215
Cost of service revenue	57,957	8,997	66,954	111,543	17,436	128,979
Provision for bad debts	1,853	--	1,853	2,881	154	3,035
General and administrative expenses	40,192	3,355	43,547	75,105	7,121	82,226
Operating income	18,341	2,258	20,599	38,162	4,813	42,975
Interest expense	(34)	(5)	(39)	(86)	(12)	(98)
Non-operating income (loss)	64	20	84	(410)	34	(376)
Income from continuing operations before income taxes and noncontrolling interest	18,371	2,273	20,644	37,666	4,835	42,501
Income tax expense	5,729	656	6,385	11,794	1,351	13,145
Income from continuing operations	12,642	1,617	14,259	25,872	3,484	29,356
Noncontrolling interest	3,603	363	3,966	7,101	847	7,948
Gain from discontinued operations	--	31	31	--	65	65
Net income attributable to LHC Group, Inc.	$ 9,039	$ 1,223	$ 10,262	$ 18,771	$ 2,572	$ 21,343

Total assets	$ 245,503	$ 24,094	$ 269,597	$ 245,503	$ 24,094	$ 269,597

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Key Data:
Home-Based Services:
Home Health locations	235	220	235	220
Hospice locations	21	21	21	21
Acquired (1)	1	6	5	9
De novo (1)	3	7	5	9
Home Health:
Total new admissions	22,540	19,779	44,345	37,883
Medicare new admissions	16,374	14,721	32,526	26,963
Average weekly census	31,345	29,182	31,033	28,508
Average Medicare weekly census	24,951	23,592	24,795	22,978
Medicare completed and billed episodes	40,509	37,410	79,245	71,531
Average Medicare case mix for completed and billed Medicare episodes	1.28	1.26	1.27	1.26
Average reimbursement per completed and billed Medicare episodes	$ 2,505	$ 2,422	$ 2,493	$ 2,425
Total visits	834,350	733,777	1,620,807	1,412,471
Total Medicare visits	647,541	581,669	1,264,908	1,115,889
Average visits per completed and billed Medicare episodes	16.0	15.5	16.0	15.6
Organic growth (2):
Net revenue	6.9%	24.5%	8.2%	27.7%
Net Medicare revenue	6.2%	26.7%	7.6%	29.9%
Total new admissions	3.0%	5.0%	6.1%	5.8%
Medicare new admissions	2.3%	8.6%	11.1%	2.7%
Average weekly census	-0.5%	18.4%	1.0%	20.4%
Average Medicare weekly census	-1.0%	20.7%	1.2%	24.4%
Medicare completed and billed episodes	1.7%	19.9%	4.1%	22.0%

Facility-Based Services:
Long-term Acute Care Hospital locations	9	8	9	8
Acquired (1)	1	1	1	1
Patient days	14,071	12,880	27,943	24,861
Patient acuity mix	1.0575	0.9795	1.0189	0.9954

(1) Inclusive of both home health and hospice agencies.
(2) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: LHC Group, Inc.
         Eric Elliott, Vice President of Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com